ADDENDUM TO 10% SECURED CONVERTIBLE DEBENTURE

This ADDENDUM (the “Addendum”), to the 10% SECURED CONVERTIBLE DEBENTURE dated December 8, 2010 (the “Convertible Debenture”) by and among Genmed Holding Corp., a Nevada corporation (“GenMed”) and Admefo Investments AG (“Admefo”), is hereby entered into by the Parties this 8th day of April, 2011, with the terms of this Addendum effective as of December 8, 2010.

WHEREAS, the Company currently is funding its operational and medical registration activities through the issuances of interest bearing Bonds and that Admefo is aware of this funding process.

WHEREAS, the Parties desire to amend the Convertible Debenture, by written agreement, consistent with the requirements and intentions of the Convertible Debenture;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1 – Amendments to the Convertible Debenture

Amendments to the Convertible Debenture

A.	By written agreement, the Parties hereby agree that the Convertible Debenture will be subordinated to all Bond Holders of the Company.
B.
By written agreement, the Parties also hereby amend the maturity date of the Convertible Debenture such that, because of the subordination to the current Bond Holders of the Company as described under A of this article, the Convertible Debenture currently will not have a fixed maturity date. The maturity date of the Convertible Debenture will be set at the first day after the expiration date of the last bond agreement between the Company and the holder of this bond.

Article 2 – No Other Amendments to the Convertible Debenture

Section 2.1
No other amendments to the Convertible Debenture are made herein except for those described and enumerated in Article 1 of this Addendum.  All terms in the Convertible Debenture not herein amended shall remain in effect pursuant to the terms of the Convertible Debenture.

IN WITNESS WHEREOF, as shown by their signatures below, each of the Parties have caused this Addendum to the Convertible Debenture to be executed this 8th day of April, 2011, and to be effective as of December 8, 2010.

Genmed Holding Corp.                                                                                     Admefo Investments AG

By:_____________________                                                                                                By: ________________________
Erwin R. Bouwens                                                                                                                           E.B.H.G. Meijers